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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 21, 1997
                Date of Report (Date of earliest event reported)

                                     0-23396
                             Commission File Number

                     SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

                     New York                            11-3182335
          (State or other jurisdiction of             (I.R.S. Employer
           incorporation or organization)           Identification Number)

                                350 Fifth Avenue
                            New York, New York 10118
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 564-2224
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

     On November 21, 1997, Skyline Multimedia Entertainment, Inc. (the "Company") received from the Empire State Building Company (the "ESBCo") an extension of the time to cure certain lease defaults, as previously disclosed in the Company's quarterly report on Form 10-QSB for the period ended September 30, 1997 (the "Form 10-QSB"), until December 12, 1997. The Company is currently in the process of meeting with representatives of the ESBCo in an effort to resolve all open issues with respect to said lease defaults and other matters involving the modification agreements to the original lease and license agreements relating to the New York Skyride and the level of cooperation from the ESBCo and the staff of the Empire State Building in respect of such modification agreements and the operations of the New York Skyride. The Company is still reviewing its alternatives and possible remedies with respect to the matters set forth herein, as more fully described in the Form 10-QSB, and will keep investors informed of this situation as it continues to develop.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) not applicable

     (b) not applicable

     (c) not applicable

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 1997             SKYLINE MULTIMEDIA ENTERTAINMENT, INC.

                                    By: /s/ Zalman Silber
                                    Name: Zalman Silber
                                    Title: President and Chief Executive Officer

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